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                                                                    Exhibit 99.2

                              WOLVERINE TUBE, INC.

                          P R E S S   R E L E A S E



Contact:      Thomas D. Johnson, Jr.
              Director, Investor Relations & Communications
              (256) 580-3969


================================================================================

              WOLVERINE TUBE PLANS TO BUILD A TECHNICAL TUBE PLANT
                             IN ESPOSENDE, PORTUGAL

HUNTSVILLE, ALABAMA, FEBRUARY 26, 2001--Wolverine Tube, Inc. (NYSE: WLV) today announced that it has finalized its plans to build a 33,000 square foot technical tube facility in Esposende, Portugal, which is about 20 miles north of Porto in northwestern Portugal.

This will mark the first time Wolverine has produced technical tube in Europe and demonstrates the high level of commitment and confidence that the Company has in its customers and the European market. Furthermore, this location provides Wolverine with additional opportunities to expand its fabricated products and joining technologies offerings in the European market. Wolverine will invest approximately $9 million in the facility.

Commenting on the announcement, Keith Weil, Senior Vice President of Tubing Products, said, "We decided to build the plant in Portugal because of its proximity to the company's customers and the availability of a quality, technically competent workforce. To date, Wolverine has secured various financial incentives from the Portuguese authorities and is moving forward with construction in early March."

"Initially, the Portugal facility will have a capacity of 5 to 6 million pounds and employ about 60 people. We expect to begin ramp-up production in the fourth quarter of this year and begin full commercial production in the first quarter of 2002," added Weil. "I am also pleased to say that the executive who led the very successful startup of our Shanghai facility, will be the General Manager of the Portugal facility and has already relocated to Esposende."

Wolverine Tube, Inc. is a world-class quality partner, providing its customers with copper and copper alloy tube, fabricated products, brazing alloys, fluxes and lead-free solder, as well as copper and copper alloy rod, bar and strip products. Internet addresses: www.wlv.com and www.silvaloy.com.

Forward-looking statements in this press release are made pursuant to the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements use such words as "may", "will", "expect", "believe", "plan" and other similar terminologies. This press release contains forward-looking statements regarding the expectations of future sales and earnings of the Company. These forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those stated or implied by such forward-looking statements. The Company undertakes no obligation to publicly release any revision of any forward-looking statements contained herein to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of




                             Corporate Headquarters
                       200 Clinton Avenue West, Suite 1000
                              Huntsville, AL 35801
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                              WOLVERINE TUBE, INC.

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unanticipated events. With respect to expectations of future earnings, factors that could effect actual results include, without limitation, global and local economic and political environments, weather conditions, environmental contingencies, regulatory pressures, labor costs, raw material costs, fuel and energy costs, the mix of geographic and product revenues, the effect of currency fluctuations, competitive products and pricing, assumptions made as to customer retention, costs associated with attracting new customers, costs of integrating Wolverine Joining Technologies and Wolverine Ratcliffs, Inc., as well as future operating costs of Wolverine Joining Technologies and Wolverine Ratcliffs, Inc. A discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, can be found in the Company's Annual Report on Form 10-K for the most recently ended fiscal year and reports filed from time to time with the Securities and Exchange Commission.

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